Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	May 31, 2002
Payment Date	Jun 17, 2002

Calculation of Interest Expense

Index (LIBOR)	1.840000%
Accrual end date, accrual beginning date and days in Interest Period	Jun 17, 2002	May 15, 2002	33
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	108,588,879	20,891,192	27,158,549	19,846,632	14,623,834	17,802,830
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.965000%	2.090000%	2.190000%	2.490000%	2.840000%
Interest/Yield Payable on the Principal Balance	195,596	40,024	54,521	45,300	38,071
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	195,596	40,024	54,521	45,300	38,071
Interest/Yield Paid	195,596	40,024	54,521	45,300	38,071

Summary

Beginning Security Balance	108,588,879	20,891,192	27,158,549	19,846,632	14,623,834	17,802,830
Beginning Adjusted Balance	108,588,879	20,891,192	27,158,549	19,846,632	14,623,834
Principal Paid	4,138,668	796,243	1,035,115	756,431	557,370	722,124
Ending Security Balance	104,450,211	20,094,949	26,123,434	19,090,201	14,066,464	17,124,230
Ending Adjusted Balance	104,450,211	20,094,949	26,123,434	19,090,201	14,066,464
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	104,493,734	20,094,949	26,123,434	19,090,201	14,066,464
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					2,029,791
Ending OC Amount as Holdback Amount						8,814,598
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2680862	$0.8338342	$0.8737306	$0.9934197	$1.1330568
Principal Paid per $1000	$5.6725165	$16.5883892	$16.5883893	$16.5883893	$16.5883893